SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ X ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

NET PERCEPTIONS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOR IMMEDIATE RELEASE
February 24, 2004

Contact:

Tom Donnelly President and Chief Financial Officer Net Perceptions, Inc. 952-842-5400 tdonnelly@netperceptions.com

NET PERCEPTIONS, INC. ANNOUNCES FILING OF SUPPLEMENT TO PROXY STATEMENT

MINNEAPOLIS — Net Perceptions, Inc. (Nasdaq: NETP) announced today that on Friday afternoon, February 20, 2004, the Company’s counsel received a letter from counsel to the plaintiff in the pending Blakstad litigation, requesting, as a “framework upon which we can reach resolution without further litigation”, that the Company make various additional disclosures to stockholders in connection with the upcoming special meeting of stockholders on March 12, 2004 to consider and vote on a proposal to approve and adopt a plan of complete liquidation and dissolution of the Company. While the Company believes that the extensive disclosure contained in the proxy statement previously sent to stockholders provides stockholders with all material information in connection with determining how to vote on the plan of liquidation, the Company has determined to provide the additional disclosures in a Supplement to its proxy statement in an effort to avoid the further expenditure of stockholder funds in defending the Blakstad litigation. The definitive Supplement has been filed with the Securities and Exchange Commission, and the Company expects to commence mailing the Supplement to stockholders tomorrow, February 25, 2004.

The Company said that the Blakstad litigation had not been settled. The defendants in the case, including the Company, continue to believe that the claims asserted in the case are without merit, and if, notwithstanding the additional disclosures included in the Supplement, the plaintiff in the case continues to pursue this litigation, the defendants intend to continue to vigorously defend against such claims.

Additional Information About the Plan of Liquidation and Where to Find It

In connection with the proposed plan of complete liquidation and dissolution, on February 12, 2004, the Company filed with the SEC a definitive proxy statement and other relevant materials, and on February 24, 2004, the Company filed with the SEC a definitive supplement to the proxy statement. SECURITY HOLDERS OF THE COMPANY SHOULD READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS AND THE SUPPLEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF LIQUIDATION. Investors and security holders may obtain a copy of the proxy statement and such other relevant materials and the supplement, and any other documents filed by the Company with the SEC, for free at the SEC’s web site at www.sec.gov, or at no charge from the Company by directing a request to: Net Perceptions, Inc., 7700 France Avenue South, Edina, Minnesota 55435, Attention: President.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed plan of complete liquidation and dissolution. Information regarding the direct and indirect interests of the Company’s executive officers and directors in the proposed plan of complete liquidation and dissolution is included in the definitive proxy statement filed with the SEC in connection with such proposed plan.